Exhibit 8.1

2900 K Street NW #200
Washington, DC 20007-5118
202.625.3500 tel
202.298.7570 fax

March 5, 2012

To the addressees listed

on Schedule I hereto

Re:                             Ford Credit Auto Lease Trust 2012-A — Tax Opinion

Ladies and Gentlemen:

We have acted as special tax counsel to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), CAB East LLC, a Delaware limited liability company (“CAB East”), CAB West LLC, a Delaware limited liability company (“CAB West”), FCALM, LLC, a Delaware limited liability company (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), CAB East Holdings, LLC, a Delaware limited liability company (“CAB East Holdings”), CAB West Holdings Corporation, a Delaware corporation (“CAB West Holdings”), FCALM Holdings Corporation, a Delaware corporation (“FCALM Holdings” and, together with CAB West Holdings, the “Corporate Holding Companies” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”), Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor” and, together with Ford Credit, the Titling Companies and the Holding Companies, the “Companies”), and Ford Credit Auto Lease Trust 2012-A, a Delaware statutory trust (the “Issuer”), in connection with the issuance by the Issuer of its Asset Backed Notes (the “Notes”).  The Notes are being issued pursuant to the Indenture, dated as of February 1, 2012 (the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation (“BNYM”), as indenture trustee (in such capacity, the “Indenture Trustee”).  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Appendix 1 to the Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of February 1, 2012 (the “Exchange Note Supplement”), among the Titling Companies, as borrowers, U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”), HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”), and Ford Credit, as lender and servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as borrowers, the Administrative Agent, the Collateral Agent and Ford Credit, as lender and servicer.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we have deemed necessary or appropriate, including the following:

CHARLOTTE  CHICAGO  IRVING  LONDON  LOS ANGELES  NEW YORK  WASHINGTON, DC  WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

(a)                                 the Credit and Security Agreement;

(b)                                 the Exchange Note Supplement;

(c)                                  the First-Tier Sale Agreement, dated as of February 1, 2012 (the “First-Tier Sale Agreement”), between Ford Credit and the Depositor;

(d)                                 the Second-Tier Sale Agreement, dated as of February 1, 2012 (the “Second-Tier Sale Agreement”), between the Depositor and the Issuer;

(e)                                  the Indenture;

(f)                                   the Amended and Restated Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(g)                                  the Supplement to the Servicing Agreement, dated as of February 1, 2012 (the “Servicing Supplement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(h)                                 the Amended and Restated Trust Agreement, dated as of March 5, 2012 (the “Trust Agreement”), between the Depositor and U.S. Bank Trust National Association, as owner trustee (in such capacity, the “Owner Trustee”);

(i)                                     the Administration Agreement, dated as of February 1, 2012 (the “Administration Agreement”), among the Issuer, Ford Credit, as indenture administrator (the “Indenture Administrator”), and the Indenture Trustee;

(j)                                    the Account Control Agreement, dated as of February 1, 2012 (the “Issuer Control Agreement”), among the Issuer, as grantor, the Indenture Trustee, as secured party, and BNYM, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC, and the Titling Company Account Control Agreement, dated as of February 1, 2012 (the “Titling Company Control Agreement” and, together with the Issuer Control Agreement, the “Control Agreements”), among the Titling Companies, as grantors, the Indenture Trustee, as secured party, and BNYM, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC;

(k)                                 the Underwriting Agreement, dated February 28, 2012 (the “Underwriting Agreement”), among the Depositor, Ford Credit and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan

Securities LLC (“J.P. Morgan”) and RBC Capital Markets, LLC (“RBC”), acting on behalf of themselves and as representatives of the several Underwriters (in which representative capacity Merrill Lynch, J.P. Morgan and RBC are collectively referred to herein as the “Representatives”);

(l)                                     the Note Purchase Agreement relating to the Class A-1 Notes, dated February 28, 2012 (the “Class A-1 Note Purchase Agreement”), among the Depositor, Ford Credit and Merrill Lynch, J.P. Morgan and RBC, as Class A-1 Note Purchasers (the “Class A-1 Note Purchasers”);

(m)                             the Note Purchase Agreement relating to the Class B Notes, dated February 28, 2012 (the “Class B Note Purchase Agreement”), among the Depositor, Ford Credit and Merrill Lynch, J.P. Morgan and RBC, as Class B Note Purchasers (the “Class B Note Purchasers”);

(n)                                 the registration statement on Form S-3 (Registration No. 333-173928) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 4, 2011, as amended by Amendment No. 1, filed with the Commission on June 6, 2011, and Amendment No. 2, filed with the Commission on June 14, 2011, and effective on June 17, 2011 (such registration statement, together with any information included in the Prospectus referred to below, the “Registration Statement”);

(o)                                 the preliminary prospectus supplement, dated February 27, 2012 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(3) on February 28, 2012 (the Preliminary Prospectus Supplement and the base prospectus, dated February 24, 2012 (the “Base Prospectus”), together the “Preliminary Prospectus”), the free writing prospectus, dated February 27, 2012, filed with the Commission pursuant to Rule 433 on February 28, 2012, and the final prospectus supplement, dated February 28, 2012 (the “Final Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) on March 1, 2012 (the Final Prospectus Supplement and the Base Prospectus, together the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”);

(p)                                 the preliminary offering memorandum, dated February 27, 2012 (the “Preliminary Class A-1 Offering Memorandum”) and the final offering memorandum, dated February 28, 2012 (the “Final Class A-1 Offering Memorandum” and, together with the Preliminary Class A-1 Offering Memorandum, the “Class A-1 Offering Memorandum”) relating to the Class A-1 Notes;

(q)                                 the preliminary offering memorandum, dated February 27, 2012 (the “Preliminary Class B Offering Memorandum”) and the final offering memorandum, dated February 28, 2012 (the “Final Class B Offering Memorandum” and, together with the Preliminary Class B Offering Memorandum, the “Class B Offering Memorandum”) relating to the Class B Notes;

(r)                                    a certificate executed by an officer of Ford Credit, dated the date hereof (the “Ford Credit Certificate”).

The documents listed in clause (a) through (m) above are collectively referred to as the “Transaction Documents.”

We have assumed that the parties to such documents will comply with the terms thereof, that such documents are not amended and that such documents are enforceable in accordance with their respective terms.  In connection therewith, we note that you will receive an opinion from this firm regarding such enforceability.

In our examination we have assumed the genuineness of all signatures, including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon statements, representations, and certifications of officers and other representatives of the Companies, including certain calculations performed by Ford Credit.

Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

2.                                      None of the Issuer, the Titling Companies or CAB East Holdings will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and for so long as the Issuer, each of the Titling Companies or CAB East Holdings has only one respective owner for U.S. federal income tax purposes, none of the Issuer, the Titling Companies or CAB East Holdings will be treated as an entity separate from its owner.

3.                                      The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Preliminary Class A-1

Offering Memorandum, the Final Class A-1 Offering Memorandum, the Preliminary Class B Offering Memorandum and the Final Class B Offering Memorandum under the heading “Tax Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, have been prepared or reviewed by us and are correct in all material respects.

We do not express any opinion as to any laws other than the federal tax laws of the United States of America.  The opinions set forth herein are based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published revenue rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Transaction Documents or the effect of such transactions.

We are furnishing this opinion letter to you solely for your benefit in connection with the transactions contemplated by the Transaction Documents.  This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Transaction Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter unless we are specifically engaged to do so.  This opinion letter is being furnished only to the addressees hereof and may not be relied upon by any other person, firm or corporation for any purpose, and is solely for your benefit in connection with the Transaction and may not be relied upon for any other purpose, without our prior written consent.  This opinion letter is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, except that copies of this opinion letter may be posted by the Issuer or the Indenture Administrator to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Issuer or the Indenture Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accepting this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph and not to provide copies of this opinion letter to any other person.

Very truly yours,
/s/ Katten Muchin Rosenman LLP

SCHEDULE I

Ford Motor Credit Company LLC

One American Road, Suite 2411

Dearborn, Michigan 48126

CAB East LLC

CAB West LLC

FCALM, LLC

CAB East Holdings, LLC

CAB West Holdings Corporation

FCALM Holdings Corporation

Ford Credit Auto Lease Two LLC

c/o Ford Credit SPE Management Office

c/o Ford Motor Company

World Headquarters, Suite 800-B3

One American Road

Dearborn, Michigan 48126

Ford Credit Auto Lease Trust 2012-A

c/o U.S. Bank Trust National Association,

as Owner Trustee

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

U.S. Bank Trust National Association,

as Owner Trustee

Corporate Trust Services

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

U.S. Bank National Association,

as Administrative Agent and Titling Company Registrar

190 South LaSalle Street

7th Floor

Chicago, Illinois 60603

HTD Leasing LLC

as Collateral Agent

c/o U.S. Bank National Association

190 South LaSalle Street

7th Floor

Chicago, Illinois 60603

The Bank of New York Mellon,

as Indenture Trustee and Note Registrar

101 Barclay Street, 4 West

New York, New York 10286

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Fitch Ratings

One State Street Plaza

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser and Class B Note Purchaser

Bank of America Tower

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC,

on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser and Class B Note Purchaser

383 Madison Avenue, 31st Floor

New York, New York 10179

RBC Capital Markets, LLC,

on behalf of itself and as Representative of the several Underwriters and as Class A-1 Note Purchaser and Class B Note Purchaser

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281